Exhibit B
                                                                      ---------



                                    BY-LAWS

                                      OF

                     SPECIAL VALUE OPPORTUNITIES FUND, LLC










                           Dated as of June 18, 2004
                       As Amended through July 12, 2004


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                               TABLE OF CONTENTS
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                                                                            Page
                                                                            ----

ARTICLE I - Member Meetings...................................................1
             1.1  Chairman....................................................1
             1.2  Proxies; Voting.............................................1
             1.3  Fixing Record Dates.........................................1
             1.4  Inspectors of Election......................................1
             1.5  Records at Member Meetings..................................2
             1.6  Special Meetings............................................2

ARTICLE II - Directors........................................................3
             2.1  Annual and Regular Meetings.................................3
             2.2  Chairman; Records...........................................3

ARTICLE III - Officers and Authorized Persons.................................3
             3.1  Officers and Authorized Persons of the Fund.................3
             3.2  Election and Tenure.........................................4
             3.3  Removal of Officers/Authorized Persons......................4
             3.4  Bonds and Surety............................................4
             3.5  Chief Executive Officer.....................................4
             3.6  President...................................................5
             3.7  Secretary...................................................5
             3.8  Chief Financial Officer.....................................5
             3.9  Other Officers and Authorized Persons and Duties............6

ARTICLE IV - Miscellaneous....................................................6
             4.1  Depositories................................................6
             4.2  Signatures..................................................6

ARTICLE V- Stock Transfers....................................................6
             5.1  Transfer Agents, Registrars and the Like....................6
             5.2  Transfer of Shares..........................................7
             5.3  Registered Members..........................................7

ARTICLE VI - Amendment of By-Laws.............................................7
             6.1  Amendment and Repeal of By-Laws.............................7


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                     SPECIAL VALUE OPPORTUNITIES FUND, LLC


                                    BY-LAWS
                                    -------


                  These By-Laws are made and adopted pursuant to Section 9.2(g) of the Amended and Restated Operating Agreement governing the management of Special Value Opportunities Fund, LLC (the "Fund"), dated as of June 18, 2004, as from time to time amended (hereinafter called the "Agreement"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Agreement.


                                   ARTICLE I

                                Member Meetings

                  1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Members; in the Chairman's absence, the Director or Directors present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

                  1.2 Proxies; Voting. Members may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Section 11 of the Agreement.

                  1.3 Fixing Record Dates. For the purpose of determining the Members who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Directors may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.7 of the Agreement. If the Directors do not prior to any meeting of Members so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

                  1.4 Inspectors of Election. In advance of any meeting of Members, the Directors may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of


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any meeting of Members may, and on the request of any Member or Member proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Members or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Members shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Members. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Member or Member proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

                  1.5 Records at Member Meetings. At each meeting of the Members, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Members, the minutes of the last previous Annual or Special Meeting of Members of the Fund and a list of the Members of the Fund, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Members shall contain the name and the address of each Member in alphabetical order and the number of Shares owned by such Member. Members shall have such other rights and procedures of inspection of the books and records of the Fund as are granted to shareholders of a Delaware business corporation.

                  1.6 Special Meetings. The Directors shall call a Special Meeting of Members of the Fund at the request of not less than two Common Members who, in the aggregate, beneficially own Common Shares representing at least 20% of the issued and outstanding Common Shares of the Fund (reduced by 11.4% of the issued and outstanding Common Shares) (a "Meeting Request"). Each Meeting Request shall be in writing, executed by the Members requesting such meeting and state the business proposed to be discussed at the requested meeting. Any Special Meeting of


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Members scheduled by the Directors in response to a valid Meeting Request shall be scheduled by the Directors on a date chosen by the Directors, provided that such date shall not be more than 60 calendar days following the date of receipt by a Director of a valid Meeting Request. If an item is to be voted on at any such Special Meeting that, if approved by holders of the requisite number of Common Shares entitled to vote thereon, would result in having a material adverse affect on the Investment Manager, then for purposes of such vote any Common Shares beneficially owned by the Investment Manager shall not be counted in determining whether or not such item is adopted (or rejected, as the case may be) by the holders of the Common Shares.


                                  ARTICLE II

                                   Directors

                  2.1 Annual and Regular Meetings. Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the Chief Executive Officer, President, the Secretary or any two Directors. Regular meetings of the Directors may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

                  2.2 Records. The results of all actions taken at a meeting of the Directors, or by unanimous written consent of the Directors, shall be recorded by the person appointed as secretary of the meeting by the Board of Directors at the meeting.


                                  ARTICLE III

                        Officers and Authorized Persons

                  3.1 Officers and Authorized Persons of the Fund. The officers of the Fund shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers, or other authorized persons, as may be elected or authorized by the Directors. Any two or more of the offices may be held by the same Person. No officer or authorized person of the Fund need be a Director.


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                  3.2 Election and Tenure. At or prior to the initial
organization meeting, the Directors or the Sole Initial Member shall elect the Chief Executive Officer, President, Chief Financial Officer, Secretary and such other officers and authorized persons as the Directors shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers and/or authorized persons shall serve at the pleasure of the Directors or until their successors have been duly elected and qualified. The Directors may fill any vacancy in office or add any additional officers or authorized persons at any time.

                  3.3 Removal of Officers/Authorized Persons. Any officer or authorized person may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer or authorized person and shall have no effect upon any cause of action which any officer or authorized person may have as a result of removal in breach of a contract of employment. Any officer or authorized person may resign at any time by notice in writing signed by such officer or authorized person and delivered or mailed to the Chairman, if any, Chief Executive Officer, President or Secretary, and such resignation shall take effect immedi ately upon receipt by the Chairman, if any, Chief Executive Officer, President or Secretary, or at a later date according to the terms of such notice in writing.

                  3.4 Bonds and Surety. Any officer or authorized person may be required by the Directors to be bonded for the faithful performance of such officer's or authorized person's duties in such amount and with such sureties as the Directors may determine.

                  3.5 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Directors and to delegations made by the Board of Directors to others, shall have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of Chief Executive Officer of a corporation. The Chief Executive Officer shall each have power in the name and on behalf of the Fund to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Fund. Unless otherwise directed by the Directors, the Chief Executive Officer shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any


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proxies duly authorizing such persons. The Chief Executive Officer shall have such further authorities and duties as the Directors shall from time to time determine.

                  3.6 President. In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Subject to the direction of the Directors, and of the Chief Executive Officer, the President shall have the power in the name and on behalf of the Fund to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Directors or by the Chief Executive Officer.

                  3.7 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Members, Directors and the Executive Commit tee, if any. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Directors shall from time to time determine.

                  3.8 Chief Financial Officer. Except as otherwise directed by the Directors, the Chief Financial Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Directors and of the Chief Executive Officer all powers and duties normally incident to the office. The Chief Financial Officer may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. The Chief Financial Officer shall deposit all funds of the Fund in such depositories as the Directors shall designate. The Chief Financial Officer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Directors or the Chief Executive Officer. The Chief Financial Officer shall keep accurate account of the books of the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in the Chief Financial Officer's possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, the Chief
Financial Officer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Chief Financial Officer shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Fund on behalf of such series.


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                  3.9  Other Officers and Authorized Persons and Duties. The
Sole Initial Member or the Directors may elect such other officers, authorized persons and/or assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Fund. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Authorized persons shall act generally as directed by the officers of the Fund. Each officer, authorized person, assistant officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon such person by the Directors or delegated to such person by the Chief Executive Officer.


                                  ARTICLE IV

                                 Miscellaneous

                  4.1 Depositories. In accordance with Section 15 of the Agreement, the funds of the Fund shall be deposited in such custodians as the Directors shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, authorized persons, agent or agents (including the adviser, administrator or manager), as the Directors may from time to time authorize.

                  4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Fund by its properly authorized officers, authorized persons, agent or agents, as provided in the Agreement or By-laws or as the Directors may from time to time by resolution provide.


                                   ARTICLE V

                                Stock Transfers

                  5.1 Transfer Agents, Registrars and the Like. As provided in Section 13 of the Agreement, the Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Directors shall deem necessary or desirable. In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.


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                  5.2  Transfer of Shares. The Shares of the Fund shall be
transferable on the books of the Fund only upon delivery to the Directors or a transfer agent of the Fund of proper documentation as provided in Section 11 of the Agreement. The Fund, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

                  5.3 Registered Members. The Fund may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.


                                  ARTICLE VI

                             Amendment of By-Laws

                  6.1  Amendment and Repeal of By-Laws. In accordance with
Section 9.2 of the Agreement, the Directors shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time; provided, however, that By-Laws adopted by the Members may, if such By-Laws so state, be altered, amended or repealed only by the Members by an affirmative vote of a majority of the outstanding voting securities of the Fund, and not by the Directors. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt By-Laws which are in conflict with the Agreement, and any apparent inconsistency shall be construed in favor of the related provisions in the Agreement. Notwithstanding anything contained in these By-Laws or the Agreement to the contrary, Section 1.6 of these By-Laws may only be amended by the affirmative vote or consent of at least 80% of the Common Shares issued and outstanding at such time.